EXHIBIT 21

                       HEICO CORPORATION AND SUBSIDIARIES
                             SUBSIDIARIES OF COMPANY


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
HEICO Aerospace Corporation                                 Florida

  Jet Avion Corporation                                     Florida

  LPI Industries Corporation                                Florida

  Aircraft Technology, Inc.                                 Florida

    ATI Heat Treat Corporation                              Florida

  Jet Avion Heat Treat Corporation                          Florida
      (Inactive)

HEICO International Corporation                             U.S. Virgin Islands

HEICO East Corporation                                      Florida

HEICO-NEWCO, Inc.                                           Florida

  HEICO Engineering Corp. (Inactive)                        Florida

  HEICO - Jet Corp. (Inactive)                              Florida

HEICO Bearings Corp.                                        Florida

HEICO Aviation Products Corp.                               Florida

  Trilectron Industries, Inc.                               New York

        Subsidiaries of the Company, all of which are directly or indirectly wholly-owned, are included in the Company's consolidated financial statements.